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                                                                   EXHIBIT 10.29

                   ADDENDUM TO INTERACTIVE SERVICES AGREEMENT

     This ADDENDUM NO. 1 (the "Addendum") is dated as of November 1, 1997 (the "Addendum Effective Date"), by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and N2K Inc. ("N2K"), a Delaware corporation, with its principal offices at 55 Broad Street, 26th Floor, New York, NY 10004 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

     N2K and AOL are Parties to the Interactive Services Agreement, dated as of September 1, 1997 (the "Agreement"). The Parties wish to amend the Agreement as described below. Therefore, in consideration of the promises set forth below and the mutual covenants and agreements contained herein and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows. Capitalized terms used but not defined herein shall be as defined in the Agreement.

                                     TERMS

1.   AOL.com Placement. The following shall be added to the Agreement as Section
     1.1.2.4 of the Agreement:

          "1.1.2.4 AOL.com Homepage/Shopping Channel Promotions. During the period from the Addendum Effective Date through December 31, 1998 (the "Promotion Period"), AOL shall provide N2K with continuous placement on: (i) one of the principal, persistent promotional buttons (or substantially equivalent promotional mechanisms) which will appear on the homepage of AOL.com and promote the products and/or services of third party sponsors who purchase rights to such buttons (the "HomePage Button"); and (ii) an anchor tenant button on the main screen of the principal shopping channel on AOL.com (the "Anchor Tenant Button"), consistent in size and nature with the other third party anchor tenant buttons on such screen (collectively, the "Additional Promotions"). The HomePage Button will be **** x **** pixels in size (on a **** pixel x **** pixel display) and the Anchor Tenant Button will be approximately **** x **** pixels in size (on a **** pixel x **** pixel display) (subject, in each case, to the terms of Section 1.1.4 of the Agreement). N2K will have the **** choice of positions among HomePage Buttons for placement of the N2K HomePage Button; provided that, in the event that the entity possessing the **** choice of positions ceases to utilize a HomePage Button during the Promotion Period, then N2K will be granted the option to elect to assume the position vacated by such entity for the remainder of such period, with such election to be made within two business days of notice from AOL to N2K of such change. N2K's HomePage Button will appear above the fold on the AOL.com homepage and there will initially be no more than **** appearing above the N2K HomePage Button. The file for the graphical material to be contained within the HomePage
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        Button shall be no greater than 5K in size and, in the case of the
        Anchor Tenant Button, no greater than 2K in size, shall not provide for animation through either such button and shall be subject to all other generally-applicable AOL technical specifications. The Additional Promotions will link to the main page of the Customized MB Site (or such other locations as may be mutually agreed upon by the Parties). The Additional Promotions will receive **** impressions, in the aggregate, to the pages containing such placements (and such additional pages on the AOL Network, which are reasonably satisfactory to N2K, through which AOL may elect to offer N2K promotions to the extent necessary to satisfy such impressions commitment). Such impressions will be incremental to any impressions generated through any specific placements provided for under the Agreement."

2. PAYMENTS. Section 4.1 of the Agreement shall be restated in its entirety to read as follows:

        "4.1 FIXED PAYMENTS. N2K will pay AOL the following guaranteed amounts:
        (i) two million dollars ($2,000,000) due upon execution of this Agreement; (ii) ten million dollars ($10,000,000) due upon the earlier of closing of N2K's initial public offering (the "IPO") and December 1, 1997; (iii) three million dollars ($3,000,000) due upon November 1, 1998; (iv) three million dollars ($3,000,000) due upon November 1, 1999; and four million ($4,000,000) due upon November 1, 2000."

3. MARGIN SHARING. The following shall be added to the Agreement as Section
   4.2.2.4 of the Agreement:

        "4.2.2.4 Four million dollars ($4,000,000) of the fixed payment provided for under Section 4.1 shall be allocable to the Additional Promotions. In that regard, AOL and N2K agree as follows: (i) Notwithstanding anything else contained in this Section 4.2, AOL shall receive **** percent (****%) of all Advertising Revenues and Transaction Revenues arising in connection with the Additional Promotions ("Additional Revenues"). (ii) Additional Revenues shall not be subject to, nor count towards, any Quarterly Minimum Amount, Quarterly Recoupment Amount, Annual Recoupment Amount or Aggregate Recoupment Amount described in this Section 4.2. (iii) N2K will implement any mechanisms or procedures necessary to differentiate between Additional Revenues and any other type of Site Revenues. (iv) N2K's final fixed payment (due upon November 1, 2000 pursuant to Section 4.1) shall be reduced by the aggregate amount of Additional Revenues paid to AOL pursuant to this Section 4.2.2.4."

4. TERMINATION. AOL will be entitled, in its discretion, to terminate the additional terms provided for under this Addendum without penalty, by providing N2K with written notice of AOL's intention to terminate no later than March 31, 1998. In the event of such a termination, N2K will not be responsible for any additional fixed payments called for


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     under this Addendum (i.e., those fixed payments which are incremental to the fixed payments provided for under Section 4.1 of the Agreement); provided that N2K will be responsible for margin sharing payments to AOL arising prior to such termination pursuant to Section 4.2.2.4 (as set forth above.)

5. ORDER OF PRECEDENCE. In the event of any conflict between the Agreement and this Addendum, the terms and conditions set forth in this Addendum shall control. The Agreement, as modified and supplemented by this Addendum, will remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the Addendum Effective Date.



AMERICA ONLINE, INC.                    N2K, INC.
By: /s/ David M. Colburn                By: /s/ Jonathan V. Diamond
Name: David M. Colburn                  Name: Jonathan V. Diamond
Title: Sr. Vice President               Title: Vice Chairman